Exhibit 10.2

AMENDMENT NO. 1
TO
SHARE LENDING AGREEMENT

      This Amendment No. 1, dated as of December 18, 2007 (the “Amendment”), to the Share Lending Agreement, dated as of December 12, 2007 (the “Agreement”), is entered into between The Great Atlantic & Pacific Tea Company, Inc. (the “Company” or the “Lender”) and Lehman Brothers International (Europe) Limited (“Borrower”), through Lehman Brothers Inc., as agent for Borrower (“Borrowing Agent”). Unless the context indicates to the contrary, capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

      WHEREAS, pursuant to the terms and conditions of the Agreement, the Borrower may, from time to time, borrow from Lender shares of Common Stock of the Company; and

     WHEREAS, the Lender and the Borrower deem it advisable to amend the Agreement in order to revise the definition of Maximum Number of Shares.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1	.	Amendments.

		a.	Section 1 of the Agreement is hereby amended by deleting therefrom the definition of “Maximum Number of Shares” in its entirety and inserting in lieu thereof the following:

      “Maximum Number of Shares” means, subject to the adjustments below, 3,880,568 shares of Common Stock, except that upon such time as either (i) the Company obtains shareholder approval to the extent required by the rules and regulations of the New York Stock Exchange to allow the Lender to issue up to 4,511,595 shares of Common Stock pursuant to this Agreement (the “Stockholder Approval Date”) or (ii) the Company reasonably determines that such shareholder approval is not required pursuant to the rules and regulations of the New York Stock Exchange, the Maximum Number of Shares means 4,511,595 shares of Common Stock (the “Company Determination Date”), or such lesser number that can be issued hereunder without such shareholder approval.

     (a) If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Maximum Number of Shares shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be.

     (b) If, pursuant to a merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), the Common Stock is exchanged for or converted into cash, securities or other property, the Maximum Number of Shares shall, effective upon such exchange, be adjusted by multiplying the Maximum Number of Shares at such time by the number of securities, the amount of cash or the fair market value of any other property exchanged for one share of Common Stock in such event.

     (c) Upon the termination of any Loan pursuant to Section 4(a), the Maximum Number of Shares shall be reduced by the number of Loaned Shares surrendered by Borrower to Lender; provided that if the number of Loaned Shares offered and sold by Borrower in any registered public offering under the Securities Act is less than the number of shares of Common Stock constituting the Loan made in connection with such registered public offering (such difference, the “Unsold Amount”), any termination of a Loan in an amount equal to the Unsold Amount with respect to such Loan shall not so reduce the Maximum Number of Shares.

     (d) If shares of Common Stock have been returned to Lender pursuant to Section 4 at any time or Replacement Shares have been purchased pursuant to Section 10(b) at any time (in each case taking into account any adjustments of the nature described in clauses (a) and (b) above), the Maximum Number of Shares shall be reduced by the number of shares so returned or purchased.

     (e) Notwithstanding the foregoing, if on December 31, 2007, (i) Option 2011 has not been exercised in full, the Maximum Number of Shares shall be reduced by 247,253 shares of Common Stock and (ii) Option 2012 has not been exercised in full, the Maximum Number of Shares shall be reduced by 396,825 shares of Common Stock.

     (f) On the final settlement date with respect to the final expiration date of Warrant Confirmation I, (i) the Maximum Number of Shares shall be reduced by 21,368 shares of Common Stock if Option 2011 has been exercised in full, and (ii) the Maximum Number of Shares shall be reduced by 0 shares of Common Stock if Option 2011 has not been exercised in full.

     (g) If Option 2011 and/or Option 2012 is exercised in part, the Lender and the Borrower shall determine the appropriate adjustment to the Maximum Number of Shares and the date for such adjustment in good faith using commercially reasonable means consistent with the intent of this Agreement.

     Notwithstanding the foregoing, until the Stockholder Approval Date or the Company Determination Date, no adjustment shall be made under subsection (d) or (f) hereof until the cumulative amount of adjustments under such subsections exceeds 631,027 and such adjustment shall only be made to the extent the amount of such adjustment exceeds 631,027.

b.	Section 8 of the Agreement is hereby amended by adding after clause (d) the following:

     (e) Lender covenants and agrees with Borrower that (i) it will use its commercially reasonable efforts to obtain shareholder approval to the extent required by the rules and regulations of the New York Stock Exchange to allow the Lender to issue up to 4,511,595 shares of Common Stock pursuant to this Agreement at a meeting of the Lender’s stockholders, to be held not later than August 15, 2008 (it being acknowledged that the Lender cannot compel such stockholder approval), and (ii) upon such approval, or upon the Company Determination Date, it will use its commercially reasonable efforts to cause the shares issuable under this Agreement (that are not so listed as of the Stockholder Approval Date or Company Determination Date) to be approved for listing on the New York Stock Exchange, subject only to notice of issuance.

     IN WITNESS WHEREOF, the parties hereto to have executed this Amendment No. 1 to the Share Lending Agreement as of the date and year first above written.

THE GREAT ATLANTIC & PACIFIC		LEHMAN BROTHERS
TEA COMPANY, INC.,		INTERNATIONAL (EUROPE)
as Lender		LIMITED,
as Borrower

By:	/s/ William Moss	By:	/s/ Piers Le Marchant
	Name: William Moss		Name: Piers Le Marchant
	Title: Vice President and Treasurer		Title: European Legal Director

Lehman Brothers Inc.,
as Borrowing Agent

		By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Senior Vice President